As filed with the Securities and Exchange Commission on July 13, 2016

Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
HOOPER HOLMES, INC.
(Exact name of registrant as specified in its charter)

New York	22-1659359
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

560 N. Rogers Rd.
Olathe, Kansas	66062
(Address of principal executive offices)	(Zip Code)
HOOPER HOLMES, INC.
2011 OMNIBUS EMPLOYEE INCENTIVE PLAN
(Full title of the Plan)

Henry E. Dubois
President and Chief Executive Officer
Hooper Holmes, Inc.
560 N. Rogers Rd
Olathe, Kansas 66062
(913) 764-1045
(Name, address and telephone number of agent for service)

Copy to:
Peter Mirakian III, Esq.
Spencer Fane LLP
1000 Walnut Street, Suite 1400
Kansas City, MO 64106
(816) 474-8100
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    [ ]                Accelerated filer         [ ]

Non-accelerated filer     [ ]                Smaller reporting company    [X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.04 par value	400,000	$1.28	$510,000.00	$51.36

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of any stock split, stock dividend, recapitalization or other similar transaction.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low sales prices of Hooper Holmes, Inc. Common Stock as reported on the NYSE MKT on July 7, 2016 (i.e., $1.28).

REGISTRATION OF ADDITIONAL SECURITIES
Hooper Holmes, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 on August 15, 2011 (File No. 333-176309), as amended by Post-Effective Amendment No. 1 filed on May 23, 2014, and a Registration Statement on Form S-8 filed on May 23, 2014 (File No. 333-196231) (collectively, as amended, the “Prior Registration Statement”), relating to shares of the Company’s common stock, par value $0.04 per share (the “Common Stock”), to be offered and sold under the 2011 Omnibus Employee Incentive Plan (as amended, the “Plan”). The contents of the Prior Registration Statement are incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8.
Effective June 15, 2016, the Company underwent a 1-for-15 reverse stock split, which had the effect of reducing the total number of the Company’s outstanding shares of Common Stock by a factor of 15. The reverse split also had the effect of dividing by 15 the number of shares subject to outstanding awards, and available for issuance, under the Plan. The Company is hereby registering an additional 400,000 shares of Common Stock, on a post-split basis, issuable under the Plan. Upon the effectiveness of this Registration Statement, the total number of shares of Common Stock registered for issuance under the Plan (inclusive of shares previously issued), will be 633,333. None of the shares of Common Stock being registered under this Registration Statement have been issued prior to the effectiveness of this Registration Statement.

Item 8.    Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Second Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan. (1)
5.1*	Opinion of Spencer Fane LLP, counsel for the Registrant, as to the legality of the shares of Common Stock being registered on this Registration Statement.
23.1	Consent of Counsel (contained in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
___________________
* Filed herewith.

(1)	Incorporated by reference to the Registrant’s Proxy Statement for the Annual Meeting of Shareholders held on June 8, 2016, filed with the SEC on April 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on the 13th day of July, 2016.

HOOPER HOLMES, INC.

By:  /s/ Henry E. Dubois
Henry E. Dubois
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Hooper Holmes, Inc., a New York corporation (the “Corporation”), hereby constitute and appoint Henry E. Dubois and Steven Balthazor and each of them, the true and lawful agents and attorneys‑in‑fact of the undersigned with full power and authority in said agents and attorneys‑in‑fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as directors of the Corporation, a Registration Statement on Form S‑8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.04 per share, of the Corporation pursuant to options and other awards issued or to be issued under the Second Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan (or any and all amendments, including post‑effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys‑in‑fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S‑8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Henry E. Dubois Henry E. Dubois	President and Chief Executive Officer (Principal Executive Officer) and Director	July 13, 2016
/s/ Steven Balthazor Steven Balthazor	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 13, 2016
/s/ Ronald V. Aprahamian Ronald V. Aprahamian	Chairman of the Board	July 13, 2016
/s/ Mark Emkjer Mark Emkjer	Director	July 13, 2016
/s/ Larry Ferguson Larry Ferguson	Director	July 13, 2016
/s/ Gus D. Halas Gus D. Halas	Director	July 13, 2016
/s/ Thomas A. Watford Thomas A. Watford	Director	July 13, 2016

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Second Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan. (1)
5.1*	Opinion of Spencer Fane LLP, counsel for the Registrant, as to the legality of the shares of Common Stock being registered on this Registration Statement.
23.1	Consent of Counsel (contained in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
________________
* Filed herewith.

(1)	Incorporated by reference to the Registrant’s Proxy Statement for the Annual Meeting of Shareholders held on June 8, 2016.